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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

       Date of Report (date of earliest event reported): December 17, 2004


                            LIBERTY MEDIA CORPORATION
             (Exact name of registrant as specified in its charter)


          DELAWARE                        0-20421                84-1288730
(State or other jurisdiction of         (Commission           (I.R.S. Employer
incorporation or organization)          File Number)         Identification No.)


                               12300 LIBERTY BLVD.
                            ENGLEWOOD, COLORADO 80112
              (Address of principal executive offices and zip code)


       Registrant's telephone number, including area code: (720) 875-5400


          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN
OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

     On November 3, 2004, Liberty Media Corporation ("Liberty") announced that it had entered into a total return swap transaction ("Swap1") with Merrill Lynch International ("Financial Institution") in respect of 84,700,000 shares of the Class B Common Stock, par value $.01 per share ("Class B Stock"), of News Corporation, Inc. ("News Corp."). On December 9, 2004, Liberty elected to (i) terminate Swap1, (ii) terminate an additional total return swap transaction with the Financial Institution ("Swap2") in respect of 7,300,000 shares of Class B Stock, (iii) acquire the 92,000,000 shares of Class B Stock underlying Swap1 and Swap2 ("Underlying Shares"), and
(iv) exchange a number of shares of the Class A Common Stock, par value $.01 per share ("Class A Stock") determined by the Financial Institution pursuant to Swap1 and Swap2. On December 17, 2004, the Financial Institution notified Liberty that an aggregate of 86,894,763 shares of Class A Stock needed to be exchanged for the Underlying Shares in accordance with Swap1 and Swap2. See the attached press release for details of the foregoing transactions.

ITEM 7.01 REGULATION FD DISCLOSURE

     Attached hereto is a press release issued by Liberty on December 20, 2004.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        LIBERTY MEDIA CORPORATION



Date: December 20, 2004                 By: /s/ Mark E. Burton
                                            ---------------------------
                                        Name: Mark E. Burton
                                        Title: Vice President

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FOR IMMEDIATE RELEASE
DECEMBER 20, 2004

 LIBERTY MEDIA CORPORATION ANNOUNCES EARLY TERMINATION OF PREVIOUSLY ANNOUNCED
                      TOTAL RETURN SWAP WITH MERRILL LYNCH

ENGLEWOOD, Colorado - Liberty Media Corporation (NYSE: L, LMC.B) today announced that it has agreed with Merrill Lynch International on the early termination of the previously announced total return swap and will acquire shares of News Corp. Class B common stock that were the subject of the total return swap.

Liberty Media will deliver approximately 86.9 million shares of News Corp. Class A common stock to Merrill Lynch in exchange for 92.0 million shares of News Corp. Class B common stock underlying existing total return swaps with Merrill Lynch. The 92.0 million shares of News Corp. Class B common stock consist of
84.7 million shares underlying the previously announced total return swap plus an additional 7.3 million shares underlying another total return swap with Merrill Lynch. This transaction is expected to close no later than mid-January and will terminate the total return swap arrangements.

Liberty Media Corporation (NYSE: L, LMC.B) is a holding company owning interests in a broad range of electronic retailing, media, communications and entertainment businesses classified in four groups; Interactive, Networks, Tech/Ventures and Corporate. Liberty Media's businesses include some of the world's most recognized and respected brands, including QVC, Encore, Starz, Discovery, IAC/InterActiveCorp, and News Corporation.

Contact:
Mike Erickson
(877) 772-1518